EXHIBIT 4.1

                                INTERACTIVE DATA
                              22 CORTLANDT STREET
                         NEW YORK, NEW YORK 10007-3172
                                 (212) 306-6500

                  , 1997


Merrill Lynch, Pierce, Fenner & Smith Incorporated
Unit Investment Trust Division
P.O. Box 9051
Princeton, New Jersey 08543-9051
The Bank of New York
101 Barclay Street
New York, New York 10286
The Chase Manhattan Bank
1 Chase Manhattan Plaza--3B
New York, New York 10081


Re: The Corporate Income Fund                             Monthly Payment Series
     (A Unit Investment Trust) Units of Fractional Undivided Interest-Registered
    Under the Securities Act of 1933, File No.           )

Gentlemen:

     We have examined the Registration Statement for the above captioned Fund.

     We hereby consent to the reference to Interactive Data Corporation in the Prospectus and Registration Statement for the above captioned Fund and to the evaluations of the Obligations prepared by us which are referred to in such Prospectus and Registration Statement.

     You are authorized to file copies of this letter with the Securities and Exchange Commission.

                                          Very truly yours,
                                          JAMES PERRY
                                          Vice President